CERTIFICATION PURSUANT TO 18 USC SECTION 1350

I, John Spicer , stood and served as President of this Corporation, as of December 30, 2003, with the resulting powers of Sole Interim Officer and Director. In connection with this Annual Report on Form 10-KSB, dated September 18, 2003. I hereby certify, to the best of my knowledge and belief:

(1)    This report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in this report fairly presents, in all material aspects, the financial condition and results of operations of this Registrant Company.

Certification Dated: September 18, 2003

/s/John Spicer
John Spicer
President